UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Barclays Bank PLC

(Exact name of Registrant as Specified in Its Charter)

England	13-4942190
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 Churchill Place, London, United Kingdom	E14 5HP
(Address of Principal Executive Office)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: No. 333-190038

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Floating Rate Senior Notes due December 9, 2016	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) a pricing supplement dated December 2, 2013 (the “Pricing Supplement”) to a prospectus dated July 19, 2013 (the “Prospectus”) and a prospectus supplement dated July 19, 2013 (the “Prospectus Supplement”) relating to the Securities (as defined below) to be registered hereunder included in the Registrant’s automatic shelf Registration Statement on Form F-3 ASR (File No. 333-190038), which became automatically effective on July 19, 2013. The Registrant incorporates by reference the Prospectus, the Prospectus Supplement and the Pricing Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered.

This registration statement relates to $335,000,000 Floating Rate Senior Notes due December 9, 2016 to be issued by the Registrant (the “Securities”). Reference is made to the information set forth (i) under the heading “Description of Debt Securities” in the Prospectus, (ii) under the headings “Description of Medium-Term Notes” and “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Variable Rate Debt Instruments” in the Prospectus Supplement, and (iii) in the Pricing Supplement, which information is incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:

4.1	Senior Debt Indenture, among the Registrant and The Bank of New York Mellon, as Trustee, dated as of September 16, 2004 (incorporated by reference to Registration Statement on Form F-3 (File No. 333-126811) filed by the Registrant with the Securities and Exchange Commission on July 22, 2005).

4.2	Form of Global Security.

99.1	Prospectus, Prospectus Supplement and Pricing Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 ASR (File No. 333-190038) and Rule 424(b) filed with the Commission on July 19, 2013, July 19, 2013 and December 4, 2013, respectively).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BARCLAYS BANK PLC
(Registrant)

Date: December 9, 2013	By:	/s/ Jennifer Moreland
	Name:	Jennifer Moreland
	Title:	Managing Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Senior Debt Indenture, among the Registrant and The Bank of New York Mellon, as Trustee, dated as of September 16, 2004 (incorporated by reference to Registration Statement on Form F-3 (File No. 333-126811) filed by the Registrant with the Securities and Exchange Commission on July 22, 2005).

4.2	Form of Global Security.

99.1	Prospectus, Prospectus Supplement and Pricing Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 ASR (File No. 333-190038) and Rule 424(b) filed with the Commission on July 19, 2013, July 19, 2013 and December 4, 2013, respectively).